UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fashion Island Boulevard, Suite 700, San Mateo, CA 94404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 472-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on May 16, 2014 in San Mateo, California (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered two proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2014. Present at the Annual Meeting in person or by proxy were holders of shares of Class A Common Stock and Class B Common Stock together representing 356,946,578 votes, or 85.49% of the eligible votes. The final voting results for each proposal are set forth below.

Proposal 1:	To elect two Class I directors to hold office until the 2017 annual meeting of stockholders:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Vladimir Shmunis	350,814,336	443,921	—	5,688,321
Neil Williams	350,995,968	262,289	—	5,688,321

Each of the foregoing nominees was elected and each received affirmative votes from more than a majority of the votes cast.

Proposal 2:	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
356,730,689	7,192	208,697	—

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2014

RINGCENTRAL, INC.

By:	/s/ Clyde Hosein
Name:	Clyde Hosein
Title:	Executive Vice President and Chief Financial Officer